UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2023

Janus International Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40456	86-1476200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Janus International Blvd., Temple, GA 30179

(Address of Principal Executive Offices) (Zip Code)

(866) 562-2580

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure contained in Item 5.02 herein is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2023, Janus International Group, Inc. (the “Company”) announced the appointment of David Vanevenhoven as Chief Accounting Officer of the Company, effective as of February 20, 2023 (the “Effective Date”). Mr. Vanevenhoven will serve as the Company’s principal accounting officer effective following the Company’s release of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the corresponding release of 2022 fiscal year-end earnings.

Mr. Vanevenhoven, age 39, brings an extensive background in technical accounting, financial reporting, integration of mergers and acquisitions, and back-office process improvement primarily within the manufacturing and industrial sector. Mr. Vanevenhoven joins Janus from Mirion Technologies (NYSE: MIR), where he served as the Global Controller from June 2019 until February 2023, and helped the company through numerous domestic and international transactions, including a successful SPAC transaction to become a publicly traded company. Prior to Mirion, Mr. Vanevenhoven worked for Fleet Farm, a KKR-owned portfolio company, from October 2016 until June 2019, where he navigated the transition from a family-held business to a portfolio company. Mr. Vanevenhoven began his career in public accounting where he became a Senior Manager at KPMG, serving private and public companies in the manufacturing sector. He is also a licensed CPA.

There are no arrangements or understandings between Mr. Vanevenhoven and any other person pursuant to which he was appointed as Chief Accounting Officer and principal accounting officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. Vanevenhoven and there are no transactions between Mr. Vanevenhoven and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On January 20, 2023, the Company entered into an employment offer letter agreement (the “Offer Letter”) with Mr. Vanevenhoven. Pursuant to the Offer Letter, Mr. Vanevenhoven will be eligible to participate in employee benefit plans and programs provided by the Company and entitled to the following compensation: (i) an annualized base salary of $260,000 per year; (ii) a one-time signing bonus of $30,000; (iii) eligibility to participate in a short term incentive program with an annual bonus with a target value of 25% of his annualized base salary; and (iv) eligibility to participate in the Company’s 2021 Omnibus Incentive Plan or such other equity incentive plan of the Company as may be in effect from time to time, under which he will receive a 2023 equity award comprised of restricted stock units with a grant date value of $50,000, subject to review and approval by the Company’s Compensation Committee at its next regularly scheduled meeting. If Mr. Vanevenhoven resigns for any reason within 12 months following the Effective Date, he shall repay the Company his sign-on bonus on a pro-rated basis. Additionally, Mr. Vanevenhoven has entered into the Company’s standard form restrictive covenant agreement.

Item 7.01.	Regulation FD Disclosure.

On February 21, 2023, the Company issued a press release with respect to the appointment described in Item 5.02 of this Current Report on Form 8-K. The press release is included in this report as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated February 21, 2023.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2023
JANUS INTERNATIONAL GROUP, INC.

	By:	/s/ Anselm Wong
	Name:	Anselm Wong
	Title:	Chief Financial Officer